                                    EXHIBIT G

                             JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Bedford Property Investors, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

        In evidence whereof, the undersigned have caused this Joint Filing Agreement to be executed on their behalf as of August 10, 1999.

                                    SIGNATURE

        After due inquiry, to the best of our knowledge and belief, we certify that the information set forth in this statement is true, complete and correct.

                             BED PREFERRED NO. 1 LIMITED PARTNERSHIP,
                             By: BED PREFERRED NO. 2 LIMITED
                                 PARTNERSHIP, its general partner

                                By: EASTRICH NO. 165 CORPORATION,
                                    its general partner

                                     By: /s/ JEANNE M. CALDWELL
                                        ---------------------------------
                                        Name: Jeanne M. Caldwell
Dated:  August 10, 1999                 Title: Treasurer

                             BED PREFERRED NO. 2 LIMITED PARTNERSHIP,

                             By: EASTRICH NO. 165 CORPORATION,
                                 its general partner

                                     By: /s/ JEANNE M. CALDWELL
                                        ---------------------------------
Dated:  August 10, 1999                 Name: Jeanne M. Caldwell
                                        Title: Treasurer

                                                          [Signatures Continued]

                             EASTRICH NO. 165 CORPORATION
[Signatures Continued]

                             By: /s/ JEANNE M. CALDWELL
                                 ---------------------------------
Dated: August 10, 1999          Name:  Jeanne M. Caldwell
                                Title: Treasurer

                             AEW PARTNERS, L.P.

                             By: AEW/LP its general partner

                                 By: AEW, Inc., its general partner

                                     By: /s/ JEANNE M. CALDWELL
                                       ---------------------------
Dated:  August 10, 1999                 Name: Jeanne M. Caldwell
                                        Title: Treasurer


                             AEW/L.P.

                             By: AEW, Inc. its general partner


                                 By: /s/ JEANNE M. CALDWELL
                                    ------------------------------
Dated:  August 10, 1999             Name:  Jeanne M. Caldwell
                                    Title:   Treasurer



                             AEW, INC.


Dated:  August 10, 1999      By: /s/ JEANNE M. CALDWELL
                                 ---------------------------------
                                 Name: Jeanne M. Caldwell
                                 Title: Treasurer